UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014 (November 18, 2013)

SPARTAN STORES, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-31127	38-0593940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 19, 2013, Spartan Stores, Inc. d/b/a SpartanNash Company (the “Company”) completed the previously-announced merger contemplated by the Agreement and Plan of Merger dated July 21, 2013 (the “Merger Agreement”) between Spartan Stores, SS Delaware, Inc., a wholly-owned subsidiary of Spartan Stores (“Merger Sub”), and Nash-Finch Company (“Nash-Finch”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Nash-Finch (the “Merger”), with Nash-Finch as the surviving corporation and a wholly-owned subsidiary of Spartan Stores. Those transactions were originally reported on a Current Report on Form 8-K filed November 19, 2013, which was amended by Amendment No. 1 filed on February 3, 2014 (“Amendment No. 1”).

This Amendment No. 2 is being filed solely for the purpose of providing the Nash-Finch Company unaudited interim period financial statements that were not included in the original filing or in Amendment No. 1.

Item 9.01.	Financial Statements, Pro Forma Financial Information, and Exhibits.

(a) Financial Statements of Businesses Acquired.

The unaudited consolidated financial statements of Nash-Finch Company as of March 23, 2013 and for the twelve weeks ended March 23, 2013 and March 24, 2012 and the notes related thereto are incorporated by reference in this Item 9.01(a) from Nash-Finch Company’s Quarterly Report on Form 10-Q for the period ended March 23, 2013, filed with the Commission on April 25, 2013, as amended by an amendment filed on April 26, 2013.

The unaudited consolidated financial statements of Nash-Finch Company as of June 15, 2013 and for the 12 and 24 weeks ended June 15, 2013 and June 16, 2012 and the notes related thereto are incorporated by reference in this Item 9.01(a) from Nash-Finch Company’s Quarterly Report on Form 10-Q for the period ended June 15, 2013, filed with the Commission on July 25, 2013.

The unaudited consolidated financial statements of Nash-Finch Company as of October 5, 2013 and for the 16 and 40 weeks ended October 5, 2013 and October 6, 2012 and the notes related thereto are incorporated by reference in this Item 9.01(a) from Nash-Finch Company’s Quarterly Report on Form 10-Q for the period ended October 5, 2013, filed with the Commission on November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2014	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples
Executive Vice President and Chief Financial Officer

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